EXHIBIT 23

STA

          Stark Tinter & Associates, LLC

                                Certified Public Accountants
                                       Financial Consultants








     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Shareholders and Board of Directors
American IR Technologies, Inc.
Las Vegas, Nevada



We consent to the use of our report on the December 31, 2000 financial statements in the Form 10-KSB dated May  16,  2001 of American IR Technologies, Inc.








/s/ Stark Tinter & Associates, LLC


May 16, 2001
Denver, Colorado


 7535 East Hampden Avenue, Suite 109  Denver, Colorado 80231
              (303) 694-6700 Fax (303) 694-6761